UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2010

Mirador, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-164392	27-10000407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

(Former Address of principal executive offices) (Zip Code)

420 Nellis Blvd. Ste. 131, Las Vegas, NV 89110

(Former Address of principal executive offices)

Registrant’s telephone number, including area code:      (     )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .    Written communications pursuant to Rule 425 under the Securities Act

     .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2010, Mirador entered into an exchange agreement to purchase 80% of the outstanding shares of DewMar International BMC, Inc. in exchange for 40,000,000 common shares of Mirador, Inc. stock. At the closing of the Exchange Agreement, DewMar International BMC, Inc. became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of DewMar International BMC, Inc. The Exchange Agreement contains customary representations, warranties, and conditions.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 10, 2010, Mirador entered into an exchange agreement to purchase 80% of the outstanding shares of DewMar International BMC, Inc. in exchange for 40,000,000 common shares of Mirador, Inc. stock. At the closing of the Exchange Agreement, DewMar International BMC, Inc. became a wholly-owned subsidiary of the Company and the Company acquired the business and operations of DewMar International BMC, Inc. The Exchange Agreement contains customary representations, warranties, and conditions.

DewMar International BMC, Inc. Business

DewMar International BMC, Inc. (also referred to as “the Company”)(BMC stands for “Brand Management Company”) is an existing business that launched its Lean Slow Motion PotionTM brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and registered in the state of Nevada, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over the counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The soft drink industry has generated more than $40 billion annually since 2002 and is projected to grow to nearly $47 billion by 2015. Although the “get your lean on” cultural phenomenon is relatively young, several companies have already ventured into the market in recent years with beverages in an attempt to capture the market. The Company’s research reveals that consumers are seeking a beverage in this category that is tied closely with hip-hop and rap, has strong physical effects without the dangerous side effects of cough-syrup laced drinks, and is available in multiple flavors. DewMar International BMC is perfectly positioned to lead this market with its Lean Slow Motion PotionTM beverages, providing a safe alternative for people who want to “get their lean on” without consuming dangerous or potentially harmful chemicals.

DewMar International BMC uses a variety of marketing channels to promote its relaxation beverage. Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level. The Company additionally offers its retailers marketing materials including posters, display racks, and other point-of-sale items. This will comprise half of the Company’s overall marketing budget. To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle. The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used.

DewMar International BMC has identified the need for a relaxation beverage in response to a lack of market presence for such a product. In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion PotionTM elicits a different kind of mindset. Lean is the first non-alcoholic beverage of its kind that is derived from more than a decade of research, and that helps consumers relax after a day’s work or at bedtime. The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the demands of street life. Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.” Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing.

RISK FACTORS

An investment in the Company involves a high degree of risk and is suitable only for prospective investors with substantial financial means who have no need for liquidity and can afford the entire loss of their investment in the Company. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Memorandum.

Risks Related to the Company

We rely heavily on our independent distributors, and this could affect our ability to efficiently and profitably distribute and market our products, and maintain our existing markets and expand our business into other geographic markets

Our ability to establish a market for our unique brands and products in new geographic distribution areas, as well as maintain and expand our existing markets, is dependent on our ability to establish and maintain successful relationships with reliable independent distributors strategically positioned to serve those areas. Many of our larger distributors sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their business. To the extent that our distributors are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, our sales and profitability will be adversely affected. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control. Some of these factors include

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the level of demand for our brands and products in a particular distribution area,

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our ability to price our products at levels competitive with those offered by competing products, and

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Our ability to deliver products in the quantity and at the time ordered by distributors.

We cannot ensure that we will be able to meet all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse affect on our relationships with our distributors in that particular geographic area, thus limiting our ability to expand our market, which will likely adversely affect our revenues and financial results.

We incur significant time and expense in attracting and maintaining key distributors who are crucial to our business.

Our marketing and sales strategy presently, and in the future, will rely on the availability and performance of our independent distributors. We have entered into written agreements with many of our top distributors for varying terms and duration. In addition, despite the terms of the written agreements with many of our top distributors, there are no assurances as to the level of performance under those agreements, or that those agreements will not be terminated early. There is no assurance that we will be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we may have to incur additional expenditures to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets.

Because our distributors are not required to place minimum orders with us, we need to carefully manage our inventory levels, and it is difficult to predict the timing and amount of our sales.

Our independent distributors are not required to place minimum monthly or annual orders for our products. In order to reduce inventory costs, independent distributors endeavor to order products from us on a “just in time” basis in quantities, and at such times, based on the demand for the products in a particular distribution area. Accordingly, there is no assurance as to the timing or quantity of purchases by any of our independent distributors or that any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. There can be no assurance as to the number of cases sold by any of our distributors.

We need to effectively manage our growth and execution of our current business strategy. A failure to do so would negatively impact our profitability.

To manage operations effectively and maintain profitability, we must continue to improve our operational, financial and other management processes and systems. Our success also depends largely on our ability to maintain high levels of employee utilization, to manage our production costs and general and administrative expense, and otherwise to execute on our business strategy. We need to maintain adequate operational controls and focus as we add new brands and products, distribution channels, and business strategies. There are no assurances that we will be able to effectively and efficiently manage our growth. Any inability to do so could increase our expenses and negatively impact our profit margin.

The loss of key personnel would directly affect our efficiency and profitability.

Our future success is dependent, in a large part, on retaining the services of our founder, Dr. Marco Moran, our President and Chief Executive Officer. Dr. Moran possesses a unique and comprehensive knowledge of our industry. While Dr. Moran has no plans to leave or retire in the near future, his loss could have a material adverse affect on our operating, marketing and financial performance, including our ability to develop and execute our long term business strategy.

We rely on third-party packers of our products, and this dependence could make management of our marketing and distribution efforts inefficient or unprofitable.

We do not control and manage the entire manufacturing process of our products, we do not own the plant and equipment required to manufacture and package our beverage products and do not anticipate having such capabilities in the future. As a consequence, we depend on third-parties and contract packers to produce our beverage products and to deliver them to distributors. Our ability to attract and maintain effective relationships with contract packers and other third parties for the production and delivery of our beverage products in a particular geographic distribution area is important to the achievement of successful operations within each distribution area. Currently, competition for contract packers’ business is tight, especially in the western United States, and this could make it more difficult for us to obtain new or replacement packers, or to locate back-up contract packers, in our various distribution areas, and could also affect the economic terms of our agreements with our packers. There is no assurance that we will be able to maintain our economic relationships with current contract packers or establish satisfactory relationships with new or replacement contract packers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with contract packers for a distribution area could increase our manufacturing costs and thereby materially reduce profits realized from the sale of our products in that area. In addition, poor relations with our contract packers could adversely affect the amount and timing of product delivered to our distributors for resale, which would in turn adversely affect our revenues and financial condition.

Our business and financial results depend upon maintaining a consistent and cost-effective supply of raw materials.

Raw materials for our products include concentrate, glass, labels, caps and packaging materials. Currently, we purchase our flavor concentrate from a flavoring house we believe that we have adequate sources of raw materials, which are available from multiple suppliers, and that in general we maintain good supplier relationships. The price of our concentrate is determined by our flavor houses and us, and may be subject to change. Prices for the remaining raw materials are generally determined by the market, and may change at any time. Increases in prices for any of these raw materials could have an adverse impact on our profitability and financial position. If we are unable to continue to find adequate suppliers for our raw materials on economic terms acceptable to us, this will adversely affect our results of operations.

Our inability to protect our trademarks, patent and trade secrets may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks, patent and trade secrets to be of considerable value and importance to our business and our success. We rely on a combination of trademark, patent, and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. We have obtained certain trademarks and are pursuing the registration of additional trademarks in the United States, Canada and internationally. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets (including our flavor concentrate trade secrets) or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse affect on our ability to market or sell our brands, profitably exploit our unique products or recoup our associated research and development costs.

We have limited working capital and may need to raise additional capital in the future.

Our capital needs in the future will depend upon factors such as market acceptance of our products and any other new products we launch, the success of our independent distributors and our production, marketing and sales costs. None of these factors can be predicted with certainty.

The Company does not currently have the financial resources to expand its existing operations and to fully implement its business strategy. Absent raising additional capital or entering into joint venture agreements, it will not be able to fully implement its business strategy. This could limit the size of the business. There is no assurance that capital will be available in the future to the Company or that capital will be available under terms acceptable to the Company. The Company will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting the Company’s risk, could reduce its ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase the Company’s debt service requirements).

Additional capital could be obtained from a combination of funding sources, many of which could have a material adverse affect on the Company’s business, results of operations and financial condition. These potential funding sources and the potential adverse affects attributable thereto, include:

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borrowings from financial institutions, which may subject the Company to certain restrictive covenants, including covenants restricting its ability to raise additional capital or pay dividends;

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debt offerings, which would increase the Company’s leverage and add to its need for cash toservice such debt (which could result in additional assets being pledged as collateraland which could increase the Company’s debt service requirements);

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additional offerings of equity securities, which would cause dilution of the Company’s common stock;

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cash flow from operating activities, which is dependent upon the success of current and future operations;

The Company’s ability to raise additional capital will depend on the results of operations and the status of various capital and industry markets at the time such additional capital is sought. Accordingly, capital may not become available to the Company from any particular source or at all. Even if additional capital becomes available, it may not be on terms acceptable to the Company. Failure to obtain additional financing on acceptable terms may have a material adverse affect on the Company’s business, results of operations and financial condition.

Increased competition could hurt our business.

The Beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Change in consumer preferences may reduce demand for our product.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our product in the future

We do not have any independent directors and have not implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

We do not currently have any independent directors to evaluate our decisions nor have we adopted corporate governance measures. Although not required by rules or regulations applicable to us, corporate governance measures such as the presence of independent directors, or the establishment of an audit and other independent committees of our board of directors, would be beneficial to our stockholders. We do not presently maintain any of these protections for our stockholders. It is possible that if our board of directors included independent directors and if we were to adopt corporate governance measures, stockholders would benefit from greater assurance that decisions were being made with impartiality by directors and that policies had been implemented to define conduct of our management and board members. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by existing members of the board of directors, who may have a direct interest in the outcome.

Certain Factors Relating To Our Industry

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers, between the ages of 15 and 35. In addition, our business depends on acceptance by our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors’ existing beverage sales. Although we believe that we have been relatively successful towards establishing our brands as recognizable brands in the Alternative beverage industry, it may be too early in the product life cycle of these brands to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers.

We could be exposed to product liability claims for personal injury or possibly death.

Although we have product liability insurance in amounts we believe are adequate, we cannot assure that the coverage will be sufficient to cover any or all product liability claims. To the extent our product liability coverage is insufficient; a product liability claim would likely have a material adverse affect upon our financial condition. In addition, any product liability claim successfully brought against us may materially damage the reputation of our products, thus adversely affecting our ability to continue to market and sell that or other products.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our unique beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse affect on our financial condition and results of operations.

BUSINESS

DewMar International BMC, Inc. (also referred to as “the Company”) is an existing business that launched its Lean Slow Motion PotionTM brand relaxation beverage in September of 2009. Based in Clinton, Mississippi and registered in the state of Nevada, the Company reflects a brand rooted in hip-hop culture that is influenced by a multitude of iconic rap music artists and high profile professional athletes. The three uniquely formulated Lean flavors consist of a blend of calming herbs with natural sweeteners to provide a better alternative to alcohol or over the counter cough medicines when it’s time to naturally unwind. After a difficult day – Lean. When you need to relax – Lean.

The soft drink industry has generated more than $40 billion annually since 2002 and is projected to grow to nearly $47 billion by 2015. Although the “get your lean on” cultural phenomenon is relatively young, several companies have already ventured into the market in recent years with beverages in an attempt to capture the market. The Company’s research reveals that consumers are seeking a beverage in this category that is tied closely with hip-hop and rap, has strong physical affects without the dangerous side effects of cough-syrup laced drinks, and is available in multiple flavors. DewMar International BMC is perfectly positioned to lead this market with its Lean Slow Motion PotionTM beverages, providing a safe alternative for people who want to “get their lean on” without consuming dangerous or potentially harmful chemicals.

DewMar International BMC uses a variety of marketing channels to promote its relaxation beverage. Creating a sales force to secure partnerships with distributors has been essential to generating recognition at the retail level. The Company additionally offers its retailers marketing materials including posters, display racks, and other point-of-sale items. This will comprise half of the Company’s overall marketing budget. To brand the product among consumers, the Company has allocated 20% of its budget to radio promotions, 10% toward online marketing and social networking, and nominal amounts for billboard and promotion vehicle. The Company will additionally hire celebrities to the promote the brand and will pay them a promotional services fee ranging from ten cents up to fifty cents per case (1% to 5% of the case cost) sold in varying markets where the celebrity’s likeness is used.

DewMar International BMC has identified the need for a relaxation beverage in response to a lack of market presence for such a product. In contrast to the multiple energy drinks that exist today, the Company’s Lean Slow Motion PotionTM elicits a different kind of mindset. Lean is the first non-alcoholic beverage of its kind that is derived from more than a decade of research, and that helps consumers relax after a day’s work or at bedtime. The drink’s premium relaxation formula was developed by a registered pharmacist with a commensurate understanding of the demands of street life. Lean is a safe and satisfying mix of pharmaceutical grade herbs and syrup-based flavors to give the consumer “functional relaxation.” Lean additionally features a unique link to rap and hip-hop music and culture, which is reflected in its marketing.

With a clear brand identity and current roster of distribution partners, the Company earns revenue through the wholesale of its products. The Company also generates revenue by offering advertising space on its cans and on its website. DewMar International BMC specifically offers three packages – a platinum package, gold package, and silver package that offer advertisers different levels of marketing. From among these packages, customers can choose whether they’d like to place banners ads on the Company’s website or have their name, logo, and website featured on a Lean can, among other options.

Product Description

The Company’s Lean Slow Motion PotionTM is a potent yet refreshing carbonated beverage that is naturally sweetened. With elements such as Acai Berry, Valerian Root, Rose Hips, and Melatonin, Lean beverages relieve everyday stress by creating an almost immediate sense of relaxation. Lean is available in three trademarked flavors – PurpTM, YellaTM, and Easta PinkTM. Served chilled straight up, over ice, blended, or in various cocktail combinations, Lean Slow Motion PotionTM can appease a variety of personal tastes.

PurpTM resembles a light grape soda with aromatic hints of two novel ingredients that drinkers are typically unable to pinpoint, but yet still enjoy. Focused on the more traditional Texas-based consumer, the raw mix of Sprite and grape Jolly Rancher is enhanced with a special syrup concentrate to take the edge off. A number of popular Texas rap stars, particularly Houston artists, have made this flavor the most well-known among hip hop fans worldwide as the name “Purp” has been used in more songs online, on the radio, and in music videos – more than any other relaxation beverage brand flavor on the market today.

YellaTM is a mixture of two natural wild backwoods-grown Southern flavors enhanced by a light pineapple base. This Memphis-, Tennessee born flavor includes a hint of Jolly Rancher candy flavor plus a robust South honeysuckle-like sweetener. This flavor was derived from the wildly popular lyrics of the Oscar Academy Award-winning rap group Three 6 Mafia, that repeatedly mention how they prefer sipping on that “Yella Yella” beverage to get them in the artistic zone and a steady, relaxed state of mind.

Easta PinkTM combines strawberry cotton candy with two popular flavors loved by children and adults alike. Inspired by repeat multi-platinum album selling and Grammy Award-winning rap artist DeWayne Michael Carter (aka Lil Wayne) of New Orleans, this mixture reveals a triple flavor combination of special syrup, Sprite, and a combination of cherry Skittles or Jolly Rancher candy flavors. Lil Wayne gives accolades to this concoction of Lean flavors as being his most favorite, with PurpTM being second. He single-handedly popularized the term Easta PinkTM in many of his hit songs while performing live worldwide and in multiple music videos aired on the MTV, VH1, and BET cable networks.

DewMar International BMC, Inc. is currently distributing its product throughout fifteen states throughout the US. The Company intends to expand distribution of Lean Slow Motion PotionTM nationally through retailers across the country. The industry analysis company IBISWorld projects domestic demand for soft drinks to increase over the next five years by more than $2 billion, potentially generating more than $46.8 billion by 2015 (see chart below). 1

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1 IBISWorld. “Soft Drink Production in the US Industry Report.” Obtained June 2010.

In this industry, the new age beverage category is a new, yet rapidly growing market. In particular, relaxation beverages generated an estimated $10 million in sales in 2009, according to the beverage industry publication Beverage Spectrum. However, this industry is expected to continue growing due to increased media coverage. The Company itself has already captured a substantial portion of market share. By the end of its first year of operations, the Company is projected to reach $1.6 million in sales, highlighting the opportunity and the Company’s potential for success.

Market Segmentation

Lean Slow Motion Potion’sTM primary market is fans of the hip hop music community, particularly males/females of varying races and ethnicities that are under the age of 40. Not only does the hip-hop culture automatically embrace the brand, but it originally created the “get your lean on” culture. A secondary market exists among adult consumers of all mature ages searching for a non-alcoholic, drug-free beverage that aids in relaxation and light sedation for the purposes of stress reduction or sleep assistance.

Market Needs

As rap and hip-hop increased in popularity in the 90’s and first part of the 21st century, a sub-culture emerged in the south centered on “getting your lean on.” This term was a euphemism for the dangerous practice of adding cough syrup to a beverage (carbonated or alcoholic) for the purpose of relaxing. As the practice increased in prominence, some drink makers entered the market with products catered to this culture. The Company’s internal research revealed that consumers wanted a product with a stronger cultural association, a more pronounced physical affect, and more flavor options. The Company’s product is developed by a licensed pharmacist and accomplishes the desired affects with none of the dangerous side effects that accompany the traditional practice of consuming cough syrup-laced beverages recreationally. Additionally, it is specifically designed to cater to the hip-hop culture and comes in three flavors: PurpTM, Easta PinkTM, and YellaTM. All three flavors have been repetitively used terminology in popularized rap lyrics over the past 10 years. The Company is perfectly positioned to capture and lead this market in the years to come.

Industry Analysis

The Company will operate within the Bottled and Canned Soft Drinks industry (Standard Industrial Classification 2086). The table below shows Dun & Bradstreet data regarding the performance of the businesses in this industry on a national level as well as in the Carbonated beverages, nonalcoholic: packaged in cans, bottles subset. 1

Industry: Bottled and Canned Soft Drinks (2086)

Establishments primarily engaged in manufacturing soft drinks and carbonated waters. Fruit and vegetable juices are classified in 2032-2038; fruit syrups for flavoring are classified in 2087; and nonalcoholic cider is classified in 2099. Bottling natural spring waters is classified in 5149.

Market Size Statistics

Estimated number of U.S. establishments: 2,230
Number of people employed in this industry: 111,024
Total annual sales in this industry: $48.9 billion
Average number of employees per establishment: 59
Average sales per establishment (unknown values are excluded from the average): $51.2 million

Market Analysis by Specialty (8-digit SIC Code)
SIC Code	SIC Description	No Bus.	% Total	Total Employees	Total Sales	Average Employees	Average Sales
2086-0301	Carbonated beverages, nonalcoholic: packaged in cans, bottles	239	10.7	13,504	$24 billion	62	$176.6 million

Competitive Comparison

The Company competes directly with Drank, Purple Stuff, and Sippin’ Syrup brand beverages. Each of these products has the same target market, but the Company intends to differentiate itself by offering a more herbally effective product with more flavor varieties and stronger cultural identification. More importantly, the Company will provide excellent distributor level support via trained merchandisers and market managers to assist in gaining the niche consumers’ attention immediately for rapid brand awareness that will result in faster product turnover. For more information regarding the Company’s competitive advantages, see Competitive Edge.

DewMar International BMC has developed a brand that emphasizes a lifestyle beverage connected with the culture of the Deep South, but still has national consumer appeal. Aligning its brand with hip-hop and rap culture and celebrity spokespeople, the Company’s Lean Slow Motion PotionTM will resonate with consumers as the “gotta-have” relaxation beverage that can ease the mind and body while displaying a level of confident swagger among peers if seen with the beverage in hand. To increase awareness, DewMar International BMC will create relationships with distributors, supporting these partnerships with various marketing materials that speak directly to the niche market consumers.

With its brand established, the Company will send a clear message about the unique benefits of its flavorful products and how it can help consumers relax effectively and safely. The Company will promote this message using a comprehensive marketing strategy that includes celebrity endorsement to generate attention from its target market. This approach is intended to influence buyers and help the Company achieve the following objectives:

Competitive Edge

The Company will face little competition from beverage companies, given that most major beverage firms focus on energy drinks. Even more, those beverage companies that decide to carry any non-urban based relaxation beverage will find that general consumers do not want a relaxation beverage and hip hop based consumers only want brands that speak to their culture or lifestyle. DewMar International BMC thus sees a unique opportunity in the relaxation beverage market, and intends to capitalize on this by building on the following strengths:

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Expert brand management; largest independent relaxation beverage distributor in 2008

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Extraordinary sales support and training to help rapidly penetrate key markets

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Higher than average profit margins for both distributors and retailers

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Proven marketing strategy that creates immediate sale-thru to consumers

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Quality product with a variety of flavors demanded by consumers

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Formulated by a pharmaceutical scientist with more than 10 years of independent research

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Pioneering experience in successfully launching the most popular relaxation beverage in 2008

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1 Dun & Bradstreet, Industry Data for SIC 5149-0000; obtained February 2010

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CEO is a licensed pharmacist and respected community icon, yielding instant comfort and rapport with consumers and distributors.

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Well-versed in recognizing distributor expectations for launching new brands

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Launched the brand with immediate distribution across six states

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Ownership is highly-educated in business, marketing, and leadership

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Privately held company with no extensive chain of command

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Fast-growing, new-age beverage category

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Company culture hinges on honesty and integrity

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Maintains an intimate understanding of its niche market

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Commitment to building strong alliances with distribution partners

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Trademarked brand name has a preexisting history spanning 10 years with target consumers

Marketing Strategy

The Company will use a variety of advertising channels to increase its exposure among prospective customers. The Company believes that a celebrity spokesperson is essential, and the Company intends to seek out popular hip-hop artists to endorse its products. The Company’s current marketing efforts include the following:

Branding:

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Point of sale merchandising: Roughly 50% of the Company’s marketing budget will be devoted to posters, pole signs, coolers, racks, and other materials intended to help distributors brand its products in-store through retail merchandising partnerships.

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Radio: The Company will use radio ads to target listeners who may be interested in the Company’s products. Radio commercial production can be done cost effectively, and provides flexibility to tailor the message to the right customer segment. The Company will spend 25% of marketing dollars on radio promotions.

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Website: Customers can register on the Company’s official interactive website www.SlowMotionPotion.com. This will allow them to become an active member that can interact with other registered members that are a part of the Slow Motion Potion community. The website also allows consumers to listen to and watch Lean-related hip hop music and videos and participate in chat rooms, blogs, and forums regarding a number of topics of interest to our niche market. The website, which accounts for 5% of the Company’s budget, not only serves as a popular form of entertainment, but also has the capability to generate revenue by providing advertising banner space for sale to businesses seeking advertising opportunities for its target consumer. More importantly, the website gives consumers the opportunity to order the beverage and promotional items such as clothing, t-shirts and hats at a nominal fee from anywhere in the U.S. Lastly, the website is a recruiting tool that provides more information about the Company’s brand to both retailers and distributors.

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Social networking sites: The Company will set up pages and profiles on social networking sites including Facebook, YouTube, and Twitter, to name a few, on behalf of the Lean brand, with 5% of its budget allotted toward advertising online. Social networking sites are an effective way to benefit from word of mouth on the web, and generate interest for the Company from the general public. The Company may also place advertisements on these sites. Customers can “become a fan” of Lean Slow Motion PotionTM on Facebook or “follow” the Company’s Twitter feed in order to gain access to special discounts or promotions. Advertising on social networking sites is considered one of the most lucrative ways to generate return on investment (ROI), higher even than other online advertising methods and television. 1

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Billboard advertising: The Company will create a variety billboards advertising, inclusive of mobile advertising on sales route vehicles such as adhesive vinyl wraps on cargo vans and trucks, advertising its products and services along busy roads and on highways throughout each distribution territory. These billboards will both help increase brand recognition in the general populace and build the Company’s reputation as a quality provider of safe relaxing beverages. The Company will allow 10% of its budget to accommodate billboard marketing.

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1 Saleem, Muhammad. Pronet Advertising. “Social Network Ad Spending and Return on Investment.” May 13, 2007. Obtained at: http://tinyurl.com/ywlcn3

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Tradeshows and Events: Beverage industry tradeshows are fundamental in notifying potential new distributing partners and retailers, especially retail chain stores, about the brand’s presence. The Company will attend a number of annual tradeshows sponsored by national convenience store associations, international beverage cooperative groups, and localized distributor organizations several times per year as a major recruiting tool. The Company will also participate in local indoor and outdoor events to support local distributors in bringing consumer awareness to the brand. This includes concerts, on-campus collegiate tours, sporting events, fairs and other related local but relevant events. This will cumulatively account for 8% of the budget.

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Print media: Print advertisements will be placed in magazines and trade journals geared toward both the Company’s demographic, as well as potential distributors, and will account for 2% of its budget. These advertisements will provide information about the Company, where to shop online, and where to purchase in a store near you. Ads will also list the benefits associated with Lean Slow Motion PotionTM.

Business-to-Business:

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Direct sales: The Company will use direct sales calls, presentations, and appointments with prospective distributors who have existing retail accounts throughout the United States. The Company will leverage current relationships and will also forge new ones by implementing an outside sales force to achieve its overall business objectives.

Marco Moran, CEO

As Chief Executive Officer of DewMar International BMC, Marco Moran is responsible for product oversight, research and development, quality control, strategic planning, and sales and marketing efforts. He also provides leadership to the Company, as well as developing its strategic plan to advance its mission and objectives, and to promote revenue, profitability, and growth. Mr. Moran also oversees Company operations to insure production efficiency, quality, service, and cost-effective management of resources.

In 2008, he began Unique Beverage Group, LLC, where he branded his first beverage and learned how to take a product to market, leading him to develop his current enterprise Dr. Moran was previously a Pharmacist for several years throughout the South. From 2007 to 2008 he served in this role for MS Baptist Health System, preceded by one year with Accredo Nova Factor as its Pharmacist and Project Manager in Memphis. From 2004 to 2006, Dr. Moran was employed in the same capacity for River Region Medical Center in Vicksburg, Mississippi, where he managed Six Sigma project teams to assist administration in meeting annual corporate financial objectives. He also owned the financial services firm Wiser Tax Pros. During his first two years as a business owner he also worked for CVS Pharmacy in Mobile and Tuscaloosa. Dr. Moran began his career as the Director of Pharmacy and Regulatory Affairs for INO Therapeutics, Inc. in Port Allen, Louisiana. He served as a Graduate Assistant and Instructor during his MBA studies, and previously served at the U.S. Naval Hospital in Camp Lejeune, North Carolina as a Medical Services Officer and Pharmacist. Dr. Moran holds graduate degrees in Business Administration and Pharmaceutical Science from the University of Louisiana at Monroe, and was briefly a law student before becoming an entrepreneur. Dr. Moran has completed various training through BevNet since 2009, including branding, packaging, and entrepreneur coursework to enhance his knowledge of the beverage industry.

Item 9.01 Financial Statements and Exhibits.

Exhibits

No.	Exhibits
3.	Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRADOR, INC.

By: /s/ Marcos Moran

       Marcos Moran, President and

       Chief Executive Officer

EXHIBIT INDEX

No.	Exhibits
3.	Exchange Agreement